Exhibit 99.1

             NEOPHARM, Inc. Announces Third Quarter 2007
                          Financial Results

     Restructuring Complete and Drug Pipeline Progress on Schedule


    WAUKEGAN, Ill.--(BUSINESS WIRE)--Nov. 8, 2007--NEOPHARM, Inc.
(NASDAQ: NEOL), today announced its third quarter 2007 financial results.

    For the third quarter ended September 30, 2007, NEOPHARM reported a net loss of $881,000, or ($0.03) per basic and diluted share, as compared to a loss of $8.0 million, or ($0.29) per share, for the same period last year. The net loss for the quarter includes a one-time credit of other income of $2.0 million, or $0.07 per diluted share, related to the termination of the Nippon-Kayaku contract. Adjusting for this one-time credit, the loss for the third quarter would have been $2.9 million, or ($0.10) per share, which represents a 64% reduction year-over-year.

    Sequentially, the net loss for the third quarter, absent the one-time credit related to Nippon-Kayaku, favorably compared to the $3.6 million net loss incurred in the second quarter ending June 30, 2007, representing a reduction of $734,000, or 20%.

    For the nine months ended September 30, 2007, NEOPHARM reported a net loss of $9.9 million, or ($0.35) per basic and diluted share, which includes the one-time credit related to the Nippon-Kayaku contract, as compared to a loss of $25.5 million, or ($0.92) per share, for the same period last year.

    The decline in the Company's net loss can be primarily attributed to the aggressive cost reduction initiatives in both personnel and non-personnel related expenses as a result of the Company's restructuring efforts to optimize its drug development activities. Based on the progress to date, NEOPHARM believes that most of its restructuring initiatives are now complete.

    "During the quarter, we continued to remain focused on achieving an optimal cost structure, while concurrently taking the necessary steps to reach the targets we announced in August of this year. The significant reduction in our cash consumption level clearly reflects our on-going commitment to driving value from our drug portfolio while utilizing the resources we currently have available," commented Laurence Birch, President and Chief Executive Officer of NEOPHARM. "I believe that the intellectual property NEOPHARM has developed to date, as well as the additional indications that may be developed in the future with our current compounds, have the ability to propel the Company to the next phase of its business life cycle. While I recognize that there is a lot of work ahead of us, I am confident that the team we have in place has the ability and experience to progress a number of our drug candidates to the next stage of development."

    During the quarter, the Company allocated $2.2 million in cash to its operations versus $3.1 million in the second quarter, which represents a decrease of 29%. While NEOPHARM anticipates future cash consumption levels to be in-line with spending during the third quarter, obligations related to previous drug product candidates' trials are likely to be incurred in the coming quarters. Despite these anticipated disbursements, with $23.5 million in cash and available for sale securities at the end of the third quarter, the Company reaffirmed its estimate that it has adequate resources to fund its operations into 2009.

    NEOPHARM also announced that it remains optimistic regarding its ability to achieve a number of milestones related to its drug candidates as announced in August 2007.

   Currently Projected Milestone Events for Drug Candidate Portfolio

    -- LE-DT, liposomal docetaxel - Potential alternative therapy for patients allergic or less responsive to Taxotere(R). Possible indications for breast, ovarian, prostate, and non-small cell lung cancers.



          -- IND submission anticipated in late 2007
          -- Phase I patient enrollment expected in mid-2008


    -- LEP-ETU, liposomal paclitaxel - an anti-cancer agent designed to treat breast, ovarian, and non-small cell lung cancers.



          -- Phase II patient enrollment projected in early 2008


    -- LE-rafAON - designed and developed to inhibit activated c-raf-1 gene, which has been associated with radiation and chemotherapy resistance. c-raf gene-specific antisense.



             -- IND submission anticipated in early 2008


    -- LE-SN38, liposomal SN38 - for the treatment of colorectal cancer. Other possible indications for breast, ovarian, prostate, and non-small cell lung cancers.



          -- Phase II patient enrollment anticipated in late 2008


    -- IL13-PE38, or Cintredekin Besudotox, for the treatment of Idiopathic Pulmonary Fibrosis.



          -- IND submission expected in mid-2008
          -- Phase I patient enrollment expected in late 2008


    -- The Company continues to pursue partnership opportunities for IL13-PE38, or Cintredekin Besudotox, for the treatment of Recurrent Glioblastoma Multiforme, or GBM.

    About NEOPHARM, Inc.

    NEOPHARM, Inc., based in Waukegan, Illinois, is a publicly traded biopharmaceutical company dedicated to the research, development and commercialization of new and innovative cancer and other drugs for therapeutic applications. Additional information can be obtained by visiting NEOPHARM's Web site at www.neopharm.com.

    Forward Looking Statements - This press release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The Company has tried to identify such forward-looking statements by use of such words as "expects," "intends," "hopes," "anticipates," "believes," "could," "may," "evidences" and "estimates," and other similar expressions, but these words are not the exclusive means of identifying such statements. Such statements include, but are not limited to, any statements relating to the Company's strategic review of projects and operations, the Company's drug development programs, the initiation, progress and outcomes of clinical trials of the Company's drug product candidates, projections regarding cash used in operations, financial projections, and any other statements that are not historical facts. Such statements involve risks and uncertainties, including, but not limited to, those risks and uncertainties relating to difficulties or delays in financing, development, testing, regulatory approval, production, and marketing of the Company's drug and non-drug compounds including, but not limited to the Company's ability to pursue additional testing of its tumor targeting and NeoLipid drug product candidates, uncertainty regarding the outcomes of ongoing or proposed FDA studies, the Company's financial guidance and projections, the Company's ability to evaluate the strategic alternatives available to the Company and to cut back on its funding of certain of its development projects in order to conserve its cash resources, the ability of the Company to procure additional future sources of financing, unexpected adverse side effects or inadequate therapeutic efficacy of the Company's drug and non-drug compounds, including, but not limited to, its tumor targeting and NeoLipid drug product candidates, that could slow or prevent products coming to market, uncertainty regarding the Company's ability to market its drug and non-drug products, including, but not limited to, its tumor targeting and NeoLipid drug product candidates, the uncertainty of patent protection for the Company's intellectual property or trade secrets, and other risks detailed from time to time in filings the Company makes with the Securities and Exchange Commission. Such statements are based on management's current expectations, but actual results may differ materially due to various factors, including those risks and uncertainties mentioned or referred to in this press release, and in the Company's most recent annual report on Form 10-K for the calendar year ended December 31, 2006, as updated in its quarterly reports on Form 10-Q. Accordingly, you should not rely on these forward-looking statements as a prediction of actual future results.



                            NEOPHARM, INC.
           Condensed Consolidated Statements of Operations
Three and Nine Months Ended September 30, 2007 and September 30, 2006

                    Three Months Ended          Nine Months Ended
                 ------------------------- ---------------------------
                        (unaudited)                (unaudited)
                  September    September   September 30, September 30,
                   30, 2007     30, 2006        2007          2006
                 ------------ ------------ ------------- -------------

Product revenue           $-       $1,000            $-       $11,000
                 ------------ ------------ ------------- -------------
Total revenue              -        1,000             -        11,000

Expenses:
  Cost of product
   revenue                 -            -             -         1,000
  Research and
   development     1,668,000    4,319,000     6,175,000    16,200,000
  Selling,
   general, and
   administrative  1,265,000    3,702,000     6,097,000    10,808,000
  Employee
   termination
   costs                   -      293,000       555,000     1,298,000
  Change in fair
   value of
   derivative
   financial
   instruments       (11,000)     (98,000)      (64,000)   (1,269,000)
  Facility
   consolidation
   costs             296,000      428,000       296,000       428,000
                 ------------ ------------ ------------- -------------
     Total
      Expenses     3,218,000    8,644,000    13,059,000    27,466,000
                 ------------ ------------ ------------- -------------
Loss from
 operations       (3,218,000)  (8,643,000)  (13,059,000)  (27,455,000)
Other income       2,000,000            -     2,000,000             -
Interest income      337,000      639,000     1,110,000     1,981,000
                 ------------ ------------ ------------- -------------
Net
 loss              $(881,000) $(8,004,000)  $(9,949,000) $(25,474,000)
                 ============ ============ ============= =============
Net loss per
 share - basic
 and diluted          $(0.03)      $(0.29)       $(0.35)       $(0.92)
Weighted average
 shares
 outstanding -
 basic and
 diluted          28,377,120   27,934,702    28,189,815    27,685,928
                 ============ ============ ============= =============

       Selected Balance Sheet data
                                           September 30, December 31,
                                                2007          2006
                                           ------------- -------------
                                            (unaudited)

Cash and available for sale securities       23,496,000    38,587,000
Total assets                                 24,599,000    40,689,000
Total current liabilities                     5,288,000     9,577,000
Accumulated deficit                        (271,182,000) (261,233,000)
Total stockholders' equity                   19,175,000    28,871,000



    CONTACT: NEOPHARM, Inc.
             Laurence P. Birch
             President & CEO
             847-887-0800
             lbirch@neopharm.com